Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-35744 on Form S-8 of Westinghouse Air Brake Technologies Corporation of our report dated June 21, 2019, relating to our audit of financial statements and supplemental schedule of the Wabtec Savings Plan, which appears in this Annual Report on Form 11-K of Wabtec Savings Plan for the year ended December 31, 2018.

/s/ Freed Maxick, CPAs, PC

Buffalo, New York

June 24, 2019